UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04534	23-1274455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

(Address of principal executive offices and Zip Code)

(610) 481-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 22, 2023, NEOM Green Hydrogen Company (the “NEOM Joint Venture”), a joint venture of Air Products and Chemicals Inc. (the “Company”), ACWA Power and NEOM Company, issued a press release announcing that it had completed the financial closing for the NEOM Joint Venture’s planned $8.4 billion green hydrogen production facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K and exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth therein.

Item 8.01. Other Events.

The Company, ACWA Power and NEOM Company first announced the NEOM Joint Venture in July 2020. The NEOM Joint Venture was formed to develop, construct, own, operate and finance the green hydrogen-based ammonia production facility located in NEOM City in the Kingdom of Saudi Arabia. The production facility will be powered by solar and wind power and will use green hydrogen produced through electrolysis, air and desalinated seawater as feedstock. The Company is constructing the facility under a turnkey agreement and once operational the Company will be the exclusive offtaker of the green ammonia produced by the NEOM Joint Venture under a 30-year take-if-tendered agreement. Financial closing for the NEOM Joint Venture was announced on May 22, 2023 and the Company expects the facility to come on-stream in 2026.

The Company, ACWA Power and NEOM Company each own approximately one-third of the equity interests in the NEOM Joint Venture. The NEOM Joint Venture is being financed with a mix of approximately 27% cash contributions and shareholder loans from the sponsors and approximately 73% with non-recourse project financing. The Company’s cash investment in the project is expected to be approximately $770 million. The NEOM Joint Venture is consolidated in the Company’s financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: May 22, 2023	By:	/s/ Melissa N. Schaeffer
Melissa N. Schaeffer
Senior Vice President and Chief Financial Officer